Exhibit 23.1

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of our report dated March 22, 2018, relating to the consolidated financial statements of Auris Medical Holding AG and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Deloitte AG

/s/ Matthias Gschwend	/s/ Mike Born
Matthias Gschwend	Mike Born

Zurich, Switzerland

February 13, 2019